Southern Connecticut Bancorp Inc 8-K
Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Liberty Bank	Southern Connecticut Bancorp, Inc.
Chandler J. Howard	Joseph J. Greco
President & Chief Executive Officer	Chief Executive Officer
(860) 344-7200	(203) 782-1100

LIBERTY BANK AND SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCE MERGER AGREEMENT

Liberty Bank to Expand in New Haven County

Middletown, CT and New Haven, CT, January 16, 2013 - Liberty Bank, headquartered in Middletown, Connecticut, and Southern Connecticut Bancorp, Inc., headquartered in New Haven, Connecticut (NYSE MKT:  “SSE”), jointly announced today that they have entered into a definitive agreement for the merger of Southern Connecticut Bancorp, Inc. and its subsidiary, The Bank of Southern Connecticut, with and into Liberty Bank.

Under terms of the agreement, upon completion of the merger, each shareholder of Southern Connecticut Bancorp, Inc. will receive $3.76 per share in cash, giving the transaction a value of approximately $11 million. The agreement has been unanimously approved by the Boards of Liberty Bank, Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut.

“The merger of The Bank of Southern Connecticut with Liberty Bank will significantly expand our branch network and market share in New Haven County” said Liberty Bank President & CEO Chandler Howard. “We look forward to the opportunity to broaden the reach of our mission, which is based upon exceeding the expectations of our customers, treating our employees with care and respect, and giving back to the community through generous donations and volunteer time. Because we are a mutual non-stock company, we can focus on serving our three important constituents - customers, communities, and employees.”

“This combination represents a strategic fit as Liberty Bank seeks to grow its banking footprint in New Haven County. Together, we will be better able to serve the personal and business needs of customers with expanded financial resources and lending capacity, while maintaining a community banking approach. The footprint of the two franchises fit together well.”

Joseph Greco, Chief Executive Officer of Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut, echoed those sentiments by saying, “Both banks share a commitment to customer service and to helping customers grow and prosper.” Greco went on to say, “This transaction will provide certainty and value to our shareholders and represents a significant market premium to the market price of our stock.  Liberty Bank’s commitment to mutuality allows it to focus on customers, employees and the community. With its wide range of products and services for consumers, businesses, not-for-profits, and government entities, I am confident that our customers will be well served by this combination. The combined bank will be a larger and stronger institution, which will provide greater opportunities for our employees and more convenience for our customers.”

Liberty Bank is a Connecticut chartered mutual savings bank with $3.5 billion in assets and over $500 million in capital. Through its 44 branch network in Connecticut, Liberty Bank provides financial services to individuals, businesses, not-for-profit organizations and government entities through its commercial and consumer lending divisions, corporate services, retail banking and investment management services. For more information, please visit www.liberty-bank.com.

Southern Connecticut Bancorp, Inc., a bank holding company headquartered in New Haven, Connecticut, is the parent company of The Bank of Southern Connecticut, a Connecticut chartered bank with assets of approximately $120 million.

The Bank of Southern Connecticut is a commercial bank dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island. The Bank of Southern Connecticut, which is headquartered in New Haven, Connecticut, is a provider of commercial banking services to a client base of small to mid-sized companies with annual sales typically ranging from $1,000,000 to $30,000,000. The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products. The Bank currently operates four branches: two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

The transaction is subject to approval by the shareholders of Southern Connecticut Bancorp, Inc., as well as customary regulatory approvals, including the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. The transaction is expected to close in the second calendar quarter of 2013.

Southern Connecticut Bancorp, Inc. was advised by Sterne Agree & Leach, Inc. and its legal counsel was Day Pitney LLP, Hartford, CT.  Liberty Bank was represented by Cranmore, FitzGerald & Meaney, Hartford, CT.

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Additional Information and Where to Find It

Southern Connecticut Bancorp, Inc. will file a proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”).  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Southern Connecticut Bancorp, Inc., at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement to be filed by Southern Connecticut Bancorp, Inc. also can be obtained, when available and without charge, (i) at Southern Connecticut Bancorp, Inc.’s Internet site (www.scbancorp.com) under the tab “Investors Relations” and then under the tab “Public Filings” or (ii) by directing a request to Southern Connecticut Bancorp, Inc., Attention: Rosemarie A. Romano, 215 Church Street, New Haven, Connecticut 06510, (203) 782-1100.

Participants in Solicitation

Southern Connecticut Bancorp, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Southern Connecticut Bancorp, Inc. in connection with the merger.  Information about the directors and executive officers of Southern Connecticut Bancorp, Inc. is set forth in Southern Connecticut Bancorp, Inc.’s most recent proxy statement filed with the SEC on Schedule 14A on May 1, 2012 and Southern Connecticut Bancorp, Inc.’s Form 8-K filed with the SEC on June 14, 2012, which are available at the SEC’s Internet site (http://www.sec.gov) and upon request from Southern Connecticut Bancorp, Inc. at the address in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the surviving entity in the merger, including expected synergies from the merger of Southern Connecticut Bancorp, Inc. and Liberty Bank, combined operating and financial data, competitive strengths, growth opportunities, and whether and when the transactions contemplated by the merger agreement will be consummated.  The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include: the failure to realize capital and operating expense synergies in the timeframe expected or at all; unexpected costs or liabilities associated with the merger; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new entity in connection with the consummation of the merger; approval of the merger by the shareholders of Southern Connecticut Bancorp, Inc. and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Southern Connecticut Bancorp, Inc.’s reports filed with the SEC, including Southern Connecticut Bancorp, Inc.’s annual report on Form 10-K for the year ended December 31, 2011, and subsequent reports filed with the SEC.

END